UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2024

Leafly Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39119	84-2266022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 Cherry Street PMB 88154
Seattle, Washington		98104-2205
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 455-9504

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LFLY	The Nasdaq Stock Market LLC
Warrants	LFLYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 7, 2024, Leafly Holdings, Inc. (the “Company”) and each of the holders (each a “Holder” and collectively, the “Holders”) of that certain global note representing 8.00% Convertible Senior Notes due 2025 between the Company, Ankura Trust Company, as agent, and Continental Stock Transfer & Trust Company, as authentication agent, dated February 4, 2022 (the “Note”) executed a notice of conversion and consent (the “Notice”) to effect a temporary and limited adjustment to the conversion price under the Note. Pursuant to the Notice, the conversion price under the Note shall be equal to the dollar amount that is 5% less than the last reported sale price of the Company’s Common Stock on the trading day prior to the date of the Notice, or $2.8405 (the “Conversion Price Adjustment”). The Conversion Price Adjustment is available for a period of five business days from the date of the Notice or until conversion requests for up to an amount resulting in the issuance of an aggregate of 96,813 shares are received, whichever is earlier. On May 7, 2024, one Holder confirmed their intent to tender a conversion request for $275,000 at the Conversion Price Adjustment, which will result in the issuance of an aggregate of 96,813 shares of Common Stock and a corresponding reduction in the outstanding amount of the Note of $275,000. Following such tender and in accordance with the terms of the Notice, the Conversion Price Adjustment will be terminated.

The Company shall pay applicable accrued interest payable and owing on the converted amount through the effective date of the conversion in accordance with the terms of the Note in cash on the next interest payment date as provided in the Note.

Except as set forth above, the terms of the Note remain the same.

The foregoing summary of the Notice is qualified in its entirety by reference to the Notice, which is attached as Exhibit 10.1 hereto.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 1, 2024, Peter Lee, age 47, entered into an offer letter with the Company to serve as President and Chief Operating Officer of the Company on at-will basis.

Mr. Lee has served as a member of the Board of Directors (the “Board”) of the Company since February 4, 2022. Mr. Lee served as Merida Merger Corp. I’s (“Merida”) President from August 2019 until February 4, 2022, and Merida’s Chief Financial Officer, Secretary and a member of Merida’s board of directors from September 2019 until February 4, 2022. Mr. Lee has spent more than 20 years as an investment professional in both public markets and private equity. Since April 2018, Mr. Lee has been an independent investor and consultant. From 2011 to April 2018, he co-founded and was a Managing Partner at Sentinel Rock Capital, LLC, a long/short equity oriented hedge fund. Prior to this, from 2009 to 2011, he was an Analyst and a Partner at Spring Point Capital, a long/short equity oriented hedge fund. From 2007 to 2009, he was the sector head for financial services and retail industries at Blackstone Kailix, the long/short equity hedge fund business of The Blackstone Group. From 2005 to 2007, he was an analyst at Tiger Management evaluating public investments. Mr. Lee joined Tiger Management after receiving his MBA. Earlier, Mr. Lee focused on growth private equity investing in financial services and financial technology companies as a senior associate at J.H Whitney & Company from 2000 to 2002 and an associate at Capital Z Partners from 1999 to 2000. Mr. Lee began his career in 1997 as an analyst at Morgan Stanley Capital Partners, the private equity investment fund of Morgan Stanley. Mr. Lee received a B.S. in Business Administration from the University of California at Berkeley Haas School of Business and an MBA from Stanford Graduate School of Business.

The offer letter provides for a base salary of $450,000, a one-time cash signing bonus of $187,500, and an annual incentive award of up to 60% of his then base salary, which may be awarded in cash and/or equity at the discretion of the Board’s Compensation Committee. Mr. Lee is eligible to receive equity incentive compensation awards, at the discretion of the Compensation Committee, pursuant to the Company’s equity incentive compensation plans and programs in effect from time-to-time. Mr. Lee is eligible to participate in the employee benefit plans generally available to the Company’s employees.

Mr. Lee will remain on the Board. The Board has determined that Mr. Lee will no longer meet the definition of “independent director” under the applicable rules and regulations of the Securities and Exchange Commission and the listing requirements and rules of The NASDAQ Stock Market as a result of his appointment as President and Chief Operating Officer of the Company. Effective, April 25, 2024, the Board removed Mr. Lee from the Board’s Nominating and Corporate Governance Committee and appointed Alan Pickerill to the Nominating and Corporate Governance Committee. Additionally, the offer letter provides that so long as Mr. Lee remains President and Chief Operating Officer, the Company will nominate him, as and when applicable, for re-election to continue to serve on the Board. The offer letter further provides that if Mr. Lee ceases to serve as President and Chief Operating Officer, he will resign from the Board.

Effective May 1, 2024, Mr. Lee also entered into an executive severance agreement with the Company providing for certain severance benefits consistent with the Company’s standard severance agreement except Mr. Lee’s severance benefits will be 12 months’ salary and 12 months’ COBRA for qualified termination outside a change of control or 12 months’ salary and target bonus and 12 months’ COBRA for qualified termination during a change of control. Additionally, Mr. Lee is expected to enter into a standard indemnification agreement in substantially the same form that the Company has entered into with its other executive officers.

There is no arrangement or understanding between Mr. Lee and any other person with respect to his appointment, and there are no family relationships between Mr. Lee and any other director or executive officer of the Company. The Company is not aware of any transactions with Mr. Lee or any of his immediate family members that would require disclosure under Item 404(a) of Regulation S-K.

The foregoing summaries of the offer letter and executive severance agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the offer letter and executive severance agreement, copies of which are filed as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference. The foregoing description of the indemnification agreement is not complete and is qualified in its entirety by reference to the full text of the indemnification agreement, the form of which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on February 10, 2022, which is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On May 7, 2024, the Company issued a press release announcing Mr. Lee’s appointment as President and Chief Operating Officer of the Company. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Notice of Conversion and Consent, Dated May 7, 2024
10.2	Offer Letter from Leafly Holdings, Inc. to Peter Lee, dated May 1, 2024
10.3	Executive Severance Agreement, dated May 1, 2024, by and between Leafly Holdings, Inc. and Peter Lee
99.1	Press Release dated May 7, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leafly Holdings, Inc.

Date:	May 7, 2024	By:	/s/ Suresh Krishnaswamy
Suresh Krishnaswamy Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)